EXHIBIT (11)

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS:

  (A) Computation of the weighted average number of shares of common stock outstanding for the years ended September 30, 1996, 1995 and 1994:

                                                                              WEIGHTED
                             SHARES OF    NUMBER OF DAYS                   NUMBER OF SHARES
                            COMMON STOCK   OUTSTANDING       SHARE DAYS       OUTSTANDING
                            ------------  --------------  ---------------  ----------------
1996
----
October 1 - September 30     6,345,465         366         2,322,440,346
Treasury Stock Purchases    (   94,075)      Various      (    8,164,523)
Shares Issued                  407,097       Various          68,185,760
                             ---------                     -------------
                             6,658,487                     2,382,461,583     6,509,458
                             =========                     =============     =========


1995
----
October 1 - September 30     6,274,260         365         2,290,105,018
Shares Issued                   71,205       Various           8,432,227
                             ---------                     -------------
                             6,345,465                     2,298,537,245     6,297,362
                             =========                     =============     =========



1994
----
October 1 - September 30     6,881,449         365         2,511,728,756
Treasury Stock Purchases    (  661,670)      Various      (   36,167,603)
Shares Issued                   54,481       Various          11,332,906
                             ---------                     -------------
                             6,274,260                     2,486,894,059     6,813,408
                             =========                     =============     =========

  (B)  Computation of Earnings Per Share:

       Computation of earnings per share is net earnings divided by the weighted average number of shares of common stock outstanding for the years ended September 30,

                             1996             1995              1994
                          ----------       ----------        ----------
Net Earnings              $2,971,044       $4,153,761        $3,665,123

Weighted average number of
shares of common stock
outstanding                6,509,458        6,297,362         6,813,408

Earnings Per Share           $.46             $.66              $.54
                             ====             ====              ====

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